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H.B. Fuller Company and Consolidated Subsidiaries                                              Exhibit 11
Computation of Net Earnings Per Common Share
Years Ended November 30, 1995, 1994, and 1993
(Dollars in thousands, except share amounts)
                                                                            1995         1994         1993
                                                                         ----------   ----------   ----------
Primary
-------
Earnings:
  Earnings before accounting change                                         $31,195      $30,863      $21,701
  Dividends on preferred stock                                                  (15)         (15)         (15)
                                                                         ----------   ----------   ----------
  Earnings before acctg. chg. applicable to common stock                     31,180       30,848       21,686
  Cumulative effect of accounting change                                     (2,532)                  (11,717)
                                                                         ----------   ----------   ----------
  Earnings applicable to common stock                                       $28,648      $30,848       $9,969
                                                                         ==========   ==========   ==========

Shares:
  Weighted average number of common shares outstanding                   13,967,716   13,926,957   13,883,904
  Common share equivalents of stock options outstanding
   (determined by the treasury stock method using
   average quarterly prices)                                                 91,000      109,377      134,048
                                                                         ----------   ----------   ----------
    Weighted average shares outstanding and common
     stock equivalent shares                                             14,058,716   14,036,334   14,017,952
                                                                         ==========   ==========   ==========
  Primary earnings per common share:
      Earnings before accounting change per share                             $2.22        $2.20        $1.55
      Cumulative effect of accounting change per share                        (0.18)                    (0.84)
                                                                         ----------   ----------   ----------
      Net earnings per common share                                           $2.04        $2.20        $0.71
                                                                         ==========   ==========   ==========


This calculation is submitted in accordance with Securities Exchange Act of 1934 Release
  No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Assuming full dilution
----------------------
Earnings:
  Earnings are exactly the same as presented above under primary.

Shares:
  Weighted average number of common shares outstanding                   13,967,716   13,926,957   13,883,904
  Common share equivalents of stock options outstanding
   (determined by the treasury stock method using
   higher of quarter end or average quarterly prices)                        90,701      109,936      134,834
                                                                         ----------   ----------   ----------
    Weighted average shares outstanding and common
     stock equivalent shares                                             14,058,417   14,036,893   14,018,738
                                                                         ==========   ==========   ==========
  Earnings per common share assuming full dilution:
      Earnings before accounting change per share                             $2.22        $2.20        $1.55
      Cumulative effect of accounting change per share                        (0.18)                    (0.84)
                                                                         ----------   ----------   ----------
      Net earnings per common share                                           $2.04        $2.20        $0.71
                                                                         ==========   ==========   ==========
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